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As filed with the Securities and Exchange Commission on February 9, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXELA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1347291 (I.R.S. Employer Identification No.)

Exela Technologies, Inc.
2701 E. Grauwyler Rd.
Irving, TX 75061
(844) 935-2832
(Address, including zip code, and telephone number, including area code, of agent for service)

Jim Reynolds, Chief Financial Officer
Exela Technologies, Inc.
2701 E. Grauwyler Rd.
Irving, TX 75061
(844) 935-2832
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Maurice Lefkort, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box    ☒

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, par value $0.0001 per share

Preferred Stock, par value $0.0001 per share

Warrants

Debt Securities

Total			$300,000,000	$37,350

(1)
Includes an unspecified number of securities of each identified class as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any of the securities registered hereunder. Separate consideration may not be received for securities that are issuable on conversion, redemption, repurchase, exchange or exercise of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The amount to be registered, the proposed maximum aggregate offering price per unit and the proposed maximum aggregate offering price are not specified as to the securities of each identified class to be registered pursuant to Form S-3 General Instruction II.D under the Securities Act. The aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement shall not exceed $300,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)
The registration fee for the unallocated securities registered hereby has been calculated in accordance with Rule 457(o) under the Securities Act and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell shares of these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 9, 2018

Prospectus

$300,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES

        We may issue from time to time in one or more series or classes up to $300,000,000 in aggregate total amount of our common stock, preferred stock, warrants, and/or debt securities. This prospectus describes the general terms of our common stock, preferred stock, warrants, and debt securities and the general manner in which such securities will be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus and any term sheet or other offering materials carefully before you invest in our securities.

        We may offer our securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, selling securityholders to be named in a prospectus supplement may offer to sell securities from time to time in one or more offerings. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement.

        Our common stock is listed on The NASDAQ Capital Market ("NASDAQ") under the symbol "XELA." On February 7, 2018, the last reported sale price of our common stock on the NASDAQ was $5.15 per share.

        Investing in our securities involves risks. See "Risk Factors" on page 3 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

        We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

The date of this prospectus is                                    , 2018

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we or a selling stockholder may from time to time offer to sell up to $300,000,000 in aggregate total amount of our shares of common stock, preferred stock, warrants to purchase securities and debt securities in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we or a selling stockholder offer a type or series of such securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information." This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy our securities other than our securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy our securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context requires otherwise, references in this prospectus to "Exela," the "Company," the "Registrant," "we," "us," and "our" refer to Exela Technologies, Inc. together with its consolidated subsidiaries.

        In this prospectus, we refer to the common stock, preferred stock, warrants to purchase securities, and debt securities being offered, collectively, as "securities."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated herein by reference includes statements that are, or may be deemed, "forward-looking statements." In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and industry change and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein.

        Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and unless required by law, we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

        Please refer to the section entitled "Risk Factors" of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus or any accompanying prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Definitive Proxy Statement, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

ABOUT EXELA

Business Overview

        Exela, formerly known as Quinpario Acquisition Corp. 2, was formed in July 2014 as a Delaware special purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Exela and one or more businesses.

        On February 21, 2017, Exela entered into that certain Business Combination Agreement (as amended, the "Business Combination Agreement"), with Quinpario Merger Sub I, Inc. ("SourceHOV Merger Sub"), Quinpario Merger Sub II, Inc. ("Novitex Merger Sub"), SourceHOV Holdings, Inc. ("SourceHOV"), Novitex Holdings, Inc. ("Novitex"), HOVS LLC, HandsOn Fund 4 I, LLC and Novitex Parent, L.P. ("Novitex Parent"), as amended by that certain Consent, Waiver and Amendment, dated June 15, 2017, by and among the Company, SourceHOV Merger Sub, Novitex Merger Sub, SourceHOV, Novitex, Novitex Parent, Ex-Sigma LLC, HOVS LLC and HandsOn Fund 4 I, LLC. On July 12, 2017, pursuant to the terms of the Business Combination Agreement, SourceHOV Merger Sub merged with and into SourceHOV, with SourceHOV continuing as the surviving company and an indirect subsidiary of Exela, and Novitex Merger Sub merged with and into Novitex, with Novitex as the surviving company and an indirect subsidiary of Exela (collectively, the "Business Combination"). Upon consummation of the Business Combination, we changed our corporate name to "Exela Technologies, Inc." For more information on the Business Combination and Exela, see our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 26, 2017 and our Current Report on Form 8-K, filed with the SEC on July 18, 2017.

Corporate Information

        We were incorporated under the laws of the State of Delaware in July 2014. Our principal executive offices are located at 2701 E. Grauwyler Rd., Irving, TX 75061, and our telephone number is (844) 935-2832. Our website address is www.exelatech.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

 RISK FACTORS

        Our business is subject to uncertainties and risks. You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, unless expressly provided otherwise, including the risk factors incorporated by reference from our Annual Report, Quarterly Reports, Definitive Proxy Statement and other filings we make with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See "Where You Can Find More Information" elsewhere in this prospectus.

USE OF PROCEEDS

        Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital. Pending these uses, we may repay revolving credit borrowings or invest the net proceeds in short-term, interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds from any sale of securities offered under this prospectus may be set forth in the prospectus supplement relating to a specific offering. We will not receive any proceeds from sales by selling securityholders

DILUTION

        If there is a material dilution of the purchasers' equity interest from the sale of our securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing shares of our common stock in an offering under this prospectus:

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  the net tangible book value per share of our common stock before and after the offering;

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  the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

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  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK

        The following summary describes our capital stock and the material provisions of our amended and restated certificate of incorporation (our "certificate of incorporation") and our amended and restated bylaws (our "bylaws") and the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are on file with the SEC. See "Where You Can Find More Information."

General

        Our certificate of incorporation authorizes the issuance of 1,620,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of common stock, par value $0.0001 per share ("Common Stock") and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of February 7, 2018, there were 152,545,381 shares of Common Stock outstanding, 4,569,233 shares of preferred stock outstanding and approximately 35,000,000 warrants outstanding that were issued in connection with our initial public offering.

Common Stock

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

        Our stockholders are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

        In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of Exela, the holders of our Common Stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

        Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

        The board of directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our Common Stock.

Preferred Stock

        Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

        In connection with the consummation of the Business Combination, we issued 9,194,233 shares of Series A Convertible Preferred Stock in a private placement. As of February 4, 2018, 4,625,000 shares of the Series A Convertible Preferred Stock were converted into common stock. The terms, rights, obligations and preferences of the Series A Perpetual Convertible Preferred Stock are set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock of Exela, which has been filed with our certificate of incorporation with the Secretary of State of the State of Delaware following the closing of the Business Combination. For more information on the Series A Convertible Preferred Stock, see our Definitive Proxy Statement.

Dividends

        We have not paid any cash dividends on shares of our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the then board of directors.

Certain Anti-Takeover Provisions of Delaware Law

Staggered board of directors

        Our certificate of incorporation provides that the board of directors is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

        Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, by the president or by the chairman or by the secretary at the request in writing of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

        Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be delivered to Exela's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder's notice shall be timely if delivered to Exela's principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Exela's bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude Exela stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but unissued shares

        Exela's authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 opt out

        Pursuant to our certificate of incorporation, Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

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  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

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  an affiliate of an interested stockholder; or

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  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets.

        However, the above provisions of Section 203 do not apply if:

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  the board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

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  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

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  on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of Exela stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law because it believes this statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire it.

Exclusive forum selection

        Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Exela's name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder's counsel. Although Exela believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Exela's directors and officers.

Transfer Agent

        Our transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing

        Our common stock is listed on the NASDAQ under the symbol "XELA."

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

        We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the periods during which, and places at which, the warrants are exercisable;

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  the manner of exercise;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreement and warrants may be modified;

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  federal income tax consequences of holding or exercising the warrants;

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  the terms of the securities issuable upon exercise of the warrants; and

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  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description of debt securities, references to "the Company," "we," "our" and "us" refer only to Exela Technologies, Inc. and not to its subsidiaries.

General

        We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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  the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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  the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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  the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

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  the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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  any provisions regarding our right to prepay, repurchase or redeem debt securities or of holders to require us to prepay, repurchase or redeem debt securities;

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  the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

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  any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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  any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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  the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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  any special or modified events of default or covenants with respect to the debt securities;

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  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted; and

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  any other material terms of the debt securities.

        The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.

        We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

        If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

        We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

        We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

        An event of default with respect to each series of debt securities will include:

  •
  our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

  •
  our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

  •
  our default for 90 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and

  •
  certain events involving our bankruptcy, insolvency or reorganization.

        Supplemental indentures relating to particular series of debt securities may include other events of default.

        Each current indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

        The indenture will provide that, if any event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.

        The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the indenture.

        A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture or Other Indentures

        We and the trustee under the indenture may:

  •
  without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities or amend, modify or supplement the indenture, or any supplemental indenture, to make any change that does not materially adversely affect the rights of any holder of debt securities, provided that any amendment, modification or supplement that conforms the indenture or any supplemental indenture, as applied to any series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which such debt securities were initially sold shall be deemed not to adversely affect the rights of holders of debt securities;

  •
  with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under such indenture, modify the indenture or the rights of the holders of the debt securities generally; and

  •
  with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

        However, we may not:

  •
  extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

  •
  reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

        The indenture will provide that we may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Concerning the Trustee

        We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any "conflicting interest" within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series or of exercising any trust or power conferred on the trustee with regard to the securities of that series. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to the trustee.

Governing Law

        Each of the indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

        We and any selling securityholder may sell securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. Our securities may be sold separately or together:

  •
  to or through one or more underwriters, brokers or dealers;

  •
  through agents; and/or

  •
  directly to one or more purchasers.

        We may distribute our securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of our securities being offered by this prospectus.

        We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

  •
  the name or names of any agents, dealers, underwriters or investors who purchase the securities;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchanges on which such securities may be listed;

  •
  the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

  •
  the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

        Offers to purchase our securities being offered by this prospectus may be solicited directly. In addition, agents to solicit offers to purchase our securities may be designated from time to time. Our securities being offered by this prospectus may be sold by any method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on NASDAQ, on any other existing trading market for our securities or to or through a market maker. Any agent involved in the offer or sale of our securities will be named in a prospectus supplement.

        If a dealer is utilized in the sale of our securities being offered by this prospectus, our securities will be sold to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of our securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we, any selling securityholders or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        The applicable prospectus supplement will provide any compensation paid to underwriters, dealers or agents in connection with the offering of our securities and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of our securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. Agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof may be entered into. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

        To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involves the sale by persons participating in the offering of more of our securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Underwriters, dealers or agents may be authorized to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

        Derivative transactions may be entered into with third parties, or our securities not covered by this prospectus may be sold to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use our securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, our securities may be otherwise loaned or pledged to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The underwriters, dealers and agents may engage in transactions with us or any selling stockholders, or perform services for us or any selling securityholders, in the ordinary course of business.

  General Information

        Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the NASDAQ, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide the underwriters, dealers, agents and remarketing firms with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that they may make with respect to these liabilities.

LEGAL MATTERS

        The validity of any securities offered by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

        The financial statements of Quinpario Acquisition Corp. 2 incorporated in this prospectus by reference to the Annual Report of Quinpario Acquisition Corp. 2 for the year ended December 31, 2016 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of SourceHOV Holdings, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audited historical financial statements of Novitex Holdings, Inc., incorporated in this prospectus by reference to the Definitive Proxy Statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, and are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Once at www.exelatech.com, go to Investors & SEC Filings to locate copies of such reports and proxy statements. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. You may also read and copy materials that we file with SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the common stock offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the date we terminate the offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 6, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, as filed with the SEC on May 10, 2017, June 30, 2017, as filed with the SEC on August 9, 2017, and September 30, 2017, as filed with the SEC on November 9, 2017;

  •
  our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on June 14, 2017;

  •
  our Definitive Proxy Statement (our "Definitive Proxy Statement") on Schedule 14A, as filed with the SEC on June 26, 2017;

  •
  our Current Reports on Form 8-K, as filed with the SEC on January 6, January 17, January 20, February 1, February 22, June 21, June 29, July 12, July 18, August 10, September 13, November 9, and December 21, 2017; and

  •
  the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on December 15, 2014 (File No. 001-36788).

        We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Investor Relations, Exela Technologies, Inc., 2701 E. Grauwyler Rd., Irving, TX 75061, or contact Investor Relations at (972) 821-5808.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$300,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities

Prospectus

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other expenses of issuance and distribution.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Exela in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Item	Amount to be Paid*
Securities and Exchange Commission registration fee	$37,350
Legal fees and expenses	50,000	(1)
Accountants' fees and expenses	30,000	(1)
Printing expenses	20,000	(1)
Miscellaneous	10,000	(1)

Total	$147,350	(1)

(1)
Estimated

Item 15.    Indemnification of directors and officers.

        The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Certificate of Incorporation provides for this limitation of liability.

        Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        The Registrant's second amended and restated certificate of incorporation provides that its officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the current certificate of incorporation provides that our directors will not be personally liable for monetary damages to the Registrant for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

        The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant's certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16.    Exhibits.

        See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement.

3.1	(1)	Restated Certificate of Incorporation, dated July 12, 2017

3.2	(1)	Amended and Restated Bylaws, dated July 12, 2017

4.1	(2)	Specimen common stock certificate

4.2	**	Form of Indenture

4.3	**	Form of Debt Security (included in Exhibit 4.2)

4.4	*	Form of Certificate of Designation

4.5	*	Form of Preferred Stock Certificate

4.6	*	Form of Warrant Agreement

4.7	*	Form of Warrant Certificate

5.1	**	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the securities being registered.

12.1	*	Computation of Deficiency of Earnings to Fixed Charges

23.1	**	Consent of Marcum LLP

23.2	**	Consent of KPMG LLP

23.3	**	Consent of PricewaterhouseCoopers LLP

23.4		Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included in the signature pages hereto).

25	*+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the indenture

(1)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed July 18, 2017.

(2)
Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant's Registration Statement on Form S-1, filed December 11, 2014.

*
To be filed by amendment or pursuant to a report filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, if applicable and incorporated herein by reference.

**
Filed herewith.

+
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 9, 2018.

EXELA TECHONOLOGIES, INC.
By:	/s/ RONALD COGBURN Ronald Cogburn Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Exela Technologies, Inc. hereby constitutes and appoints each of Jim Reynolds and Ronald Cogburn, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD COGBURN Ronald Cogburn	Chief Executive Officer; Director (Principal Executive Officer)	February 9, 2018
/s/ JIM REYNOLDS Jim Reynolds	Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)	February 9, 2018
/s/ PAR CHADHA Par Chadha	Director	February 9, 2018
/s/ JOSHUA M. BLACK Joshua M. Black	Director	February 9, 2018
/s/ MATTHEW H. NORD Matthew H. Nord	Director	February 9, 2018

Name	Title	Date

/s/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Director	February 9, 2018
/s/ JOHN H. REXFORD John H. Rexford	Director	February 9, 2018
/s/ GORDON J. COBURN Gordon J. Coburn	Director	February 9, 2018